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                                                                      EXHIBIT 10

INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Basic Value Fund, Inc.

We consent to the incorporation by reference in this Post-Effective Amendment No. 28 to Registration Statement No. 2-58521 of our report dated August 9, 1999 appearing in the annual report to shareholders of Merrill Lynch Basic Value Fund, Inc. for the year ended June 30, 1999, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
Princeton, New Jersey
October 13, 1999